UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Madison Avenue, 4th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 11, 2018, SELLAS Life Sciences Group, Inc. (the “Registrant”) entered into an employment agreement (the “Employment Agreement”) with John T. Burns. The Employment Agreement is effective as of December 30, 2017 and supersedes Mr. Burns’ previous severance and other employment-related agreements with the Registrant. Pursuant to the Employment Agreement, Mr. Burns serves as the Registrant’s vice president, finance and corporate controller, reporting to the Registrant’s chief financial officer. Mr. Burns is entitled to an initial base salary of $235,000 per year, subject to adjustment at the discretion of the Registrant’s board of directors. Mr. Burns is eligible to earn an annual bonus equal to up to 30% of his base salary. The amount of any such bonus will be determined in the sole discretion of the Registrant’s board of directors.

The Employment Agreement also provides that, subject to approval by the Registrant’s board of directors, Mr. Burns will be granted an option to purchase shares of the Registrant’s common stock pursuant to the Registrant’s 2017 Equity Incentive Plan in an amount determined by the Registrant’s board of directors, and that Mr. Burns is eligible to participate in any employee benefit plans of the Registrant of general applicability to other employees of the Registrant including, without limitation, group medical, dental, vision, disability, life insurance, and flexible spending account plans.

The Employment Agreement further provides that Mr. Burns is eligible for reimbursement of certain reasonable relocation expenses up to $8,500 incurred in connection with Mr. Burns’ relocation to New York, New York.

Commencing on the 18-month anniversary of the effective date of the Employment Agreement, if Mr. Burns both (i) is terminated by the Registrant without cause or Mr. Burns resigns from employment for good reason, in each case as such terms are defined in the Employment Agreement, and (ii) reasonably cooperates with the Registrant in all matters relating to the winding up of Mr. Burns’ pending work on behalf of the Registrant, Mr. Burns will be entitled to receive continuing severance pay at a rate equal to 100% of his base salary as then in effect for a period of nine months from the effective date of such termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Employment Agreement by and between SELLAS Life Sciences Group, Inc. and John Burns, dated January 11, 2018 and effective as of December 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Dated: January 18, 2018

	By:	/s/ Angelos M. Stergiou, M.D., Sc.D.
Angelos M. Stergiou, M.D., Sc.D.
President and Chief Executive Officer